4.15 REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT BY AND BETWEEN SERACARE, INC., AVRE INCORPORATED, BINARY ASSOCIATES, INC., SERACARE ACQUISITIONS, INC., BHM LABS, INC., SERACARE TECHNOLOGY, INC.,WESTERN STATES GROUP, INC., AMERICAN PLASMA, INC. ("OBLIGORS") AND BROWN BROTHERS HARRIMAN & CO. AND STATE STREET BANK AND TRUST COMPANY ("LENDERS") AND BROWN BROTHERS HARRIMAN & CO. AS ADMINISTRATIVE AGENT FOR LENDERS DATED DECEMBER 21, 1998.

                  REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

     This REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT entered into at Boston, Massachusetts, as of December 21, 1998, between SERACARE, INC., a California corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 (the "Borrower"); AVRE INCORPORATED, a Nevada corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Avre"); BINARY ASSOCIATES, INC., a Colorado corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Binary"); SERACARE ACQUISITIONS, INC., a Nevada corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Acquisitions"); BHM LABS, INC., an Arkansas corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("BHM"); SERACARE TECHNOLOGY, INC., a Nevada corporation with an address of 2170 Woodward, Austin, Texas 78744 ("Technology"); THE WESTERN STATES GROUP, INC., a California corporation with an address of 1935 Avenida del Oro, Suite F, Oceanside, California 92056 ("Western"); AMERICAN PLASMA, INC., a Texas corporation with an address of 719 Sawdust Road, Suite 205, Spring, Texas 77380 and with an address after December 31, 1998 of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("American Plasma," and along with the Borrower, Avre, Binary, Acquisitions, BHM, Technology and Western, each an "Obligor" and collectively, the "Obligors"); and BROWN BROTHERS HARRIMAN & CO., a New York general partnership with an address of 40 Water Street, Boston, Massachusetts 02109 ("BBH"); STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with an address of 225 Franklin Street, Boston, Massachusetts 02110 ("State Street") (BBH and State Street hereinafter are collectively referred to as "Lenders" and sometimes individually as a "Lender"); and BROWN BROTHERS HARRIMAN & CO. AS ADMINISTRATIVE AGENT for the Lenders, with an address of 40 Water Street, Boston, Massachusetts 02109 (the "Administrative Agent").

     THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 29, 1998, AMONG THE OBLIGORS AND BBH.

     FOR VALUE RECEIVED, and in consideration of the granting by the Lenders of financial accommodations to Obligors, and the mutual covenants and agreements herein contained, each Obligor, the Administrative Agent and the Lenders, as of the date hereof and as of the date of each credit and/or other financial accommodation, agree as follows:


                              1. THE REVOLVING LOAN

1.1 REVOLVING LOAN. Lenders agree to establish a revolving line of credit for Borrower of up to Ten Million Dollars ($10,000,000) (the "Revolving Loan Amount") which shall expire on December 1, 2000 (the "Revolving

Loan"). Subject to the terms and conditions set forth herein, and in reliance upon the representations, warranties and covenants of the Borrower made herein, each Lender severally agrees to lend to the Borrower from time to time through the Administrative Agent upon the Borrower's request its respective pro-rata share (as set forth in EXHIBIT A attached hereto) of the amounts of advances requested by the Borrower under the Revolving Loan such that the aggregate principal amount outstanding under the Revolving Loan shall not exceed at any time the amount of the lesser of (a) the Revolving Loan Amount and (b) the Borrowing Base, as such term is hereinafter defined and as calculated in a borrowing base certificate in the form of EXHIBIT B attached hereto and delivered to the Administrative Agent and each Lender simultaneously with the execution and delivery of this Agreement and monthly on or before the 20th day of each month (with respect to the prior month), commencing January 1, 1999. The Borrower shall make all requests for advances under the Revolving Loan to the Administrative Agent not later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day (as hereinafter defined) immediately preceding the date on which the Borrower desires to receive the advance. Each request by the Borrower for an advance under the Revolving Loan shall specify the amount and date of such advance. "Business Day" means any day other than a Saturday, Sunday or federal or Massachusetts holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business. Advances under the Revolving Loan may only be made on a Business Day. The failure or delay by a Lender to make available its pro-rata share of any advance requested by Borrower under the Revolving Loan shall not relieve the other Lender of its obligation, if any, to make available its pro-rata share of such advance. In no event, however, shall a Lender, or the Administrative Agent, be responsible for the failure of the other Lender to make available any portion of such an advance. The Revolving Loan is evidenced by (1) that certain Amended and Restated Revolving Term Note of even date herewith by the Borrower in favor of BBH in the face amount of $5,000,000 (the "BBH Revolving Note") and (2) that certain Revolving Term Note of even date herewith by the Borrower in favor of State Street in the face amount of $5,000,000 (the "State Street Revolving Note") (the BBH Revolving Note and State Street Revolving Note are hereinafter together referred to as the "Revolving Note"). This Agreement, the Revolving Note, the Term Note (as hereinafter defined) and any and all other documents, amendments and renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the "Loan Documents."

1.2 REVOLVING LOAN ACCOUNT. An account shall be opened on the books of the Administrative Agent which shall be designated on the Administrative Agent's books and records as Borrower's "Revolving Loan Account," in which account a record will be kept of all loans and other advances made by Lenders to Borrower respecting the Revolving Loan, and all payments thereon and other appropriate debits and credits as provided by this Agreement. Each loan made hereunder by a Lender shall be made in accordance with this Agreement and may be credited by the Administrative Agent to any deposit account of Borrower with such Lender, or may be paid to Borrower, or may be applied to any Obligations (as hereinafter defined), as such Lender may in each instance elect.

1.3 INTEREST. Interest will be charged to Borrower on the principal amount of the Revolving Loan from time to time outstanding at the rate specified in the Revolving Note in accordance with the terms of the Revolving Note. Interest shall be payable quarterly in arrears in accordance with the terms of the Revolving Note.

1.4 COMMITMENT AND FACILITY FEES. In addition to all other fees and expenses due to Lenders respecting the Revolving Loan, Borrower shall pay to the Administrative Agent for payment ratably to the Lenders (i) simultaneously with the execution and delivery of this Agreement, a facility fee equal to $60,000 and (ii) quarterly in arrears on the first business day of each calendar quarter commencing January 1, 1999, an unused commitment fee equal to an amount calculated by multiplying .000625 by the difference between the Revolving Loan Amount and the average daily balance outstanding respecting the Revolving Loan during the prior calendar quarter.

1.5 REPAYMENT. All loans and advances made by Lenders to Borrower under or pursuant to this Agreement respecting the Revolving Loan shall be payable to the Administrative Agent for the ratable account of the Lenders on or before the maturity date of the Revolving Note unless otherwise agreed to in writing by the Borrower and the Lenders and so long as there are no uncured Events of Default (as hereinafter defined). The Borrower will make payments of principal under the Revolving Loan from time to time so that the aggregate outstanding principal balance of the Revolving Loan does not exceed the lesser of the Borrowing Base (as hereinafter defined) and the Revolving Loan Amount at any time.

1.6 ADDITIONAL LOANS. Any loans, advances and credits to the Borrower that are made in excess of the Revolving Loan Amount for the line of credit established hereunder shall not affect the obligations of Borrower or any of the Administrative Agent's or Lenders' rights or remedies hereunder or under the Loan Documents or otherwise, such loans and all loans hereunder to be secured by the Collateral (as hereinafter defined) and to be due and payable to the Administrative Agent upon the same terms as the Revolving Loan Amount pursuant to the Revolving Note, and shall bear interest at the rate set forth in the Revolving Note unless otherwise agreed to in writing. All checks or other items paid by a Lender which cause an overdraft in any deposit account maintained by Borrower with such Lender shall constitute an advance to Borrower pursuant to this Agreement, repayable on demand, and shall be secured by all Collateral at any time pledged by Borrower to such Lender.

1.7 AUTHORIZED PERSONS. Any person duly authorized by a general borrowing resolution of the Borrower, or in the absence of such a resolution, the President, Chief Financial Officer, Treasurer or any Vice President of the Borrower, may request discretionary loans hereunder, either orally or otherwise, but the Lenders at their option may require that all requests for loans hereunder shall be in writing. Each of the Lenders and the Administrative Agent shall incur no liability to the Borrower in acting upon any request referred to herein which it believes in good faith to have been made by an authorized person or persons.

1.8 MONTHLY STATEMENT. At the option of the Administrative Agent, after the end of each month, Administrative Agent will render to Borrower a statement of Borrower's Revolving Loan Account with Administrative Agent, showing all applicable credits and debits. Each statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower in respect of all charges, debits and credits of whatsoever nature contained therein respecting the Revolving Loan, and the closing balance shown therein, unless Borrower notifies Administrative Agent in writing of any discrepancy within twenty (20) days from the receipt by the Borrower of any such monthly statement.


                                  2. TERM LOAN

2.1 TERM LOAN. Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Lenders agree to lend to the Borrower the principal sum of $7,000,000 (the "Term Loan Amount") on the date hereof. Such loan (the "Term Loan") is evidenced by (1) that certain Term Promissory Note of even date herewith by the Borrower in favor of BBH in the principal amount of $3,500,000 (the "BBH Term Note") and (2) that certain Term Promissory Note of even date herewith by the Borrower in favor of State Street in the principal amount of $3,500,000 (the "State Street Term Note") (the BBH Term Note and State Street Term Note are hereinafter together referred to as the "Term Note"). Each Lender's respective pro-rata share of the Term Loan Amount is set forth in attached EXHIBIT A.

2.2 INTEREST. Interest will be charged to Borrower on the principal amount of the Term Loan from time to time outstanding at the rate specified in the Term Note in accordance with the terms of the Term Note. Interest shall be payable quarterly in arrears in accordance with the terms of the Term Note.

2.3 REPAYMENT. The Term Loan Amount shall be payable to the Administrative Agent for the ratable account of the Lenders over an approximate three-year period ending December 1, 2001 in accordance with the terms of the Term Note unless otherwise agreed to in writing by the Borrower and the Lenders and so long as there are no uncured Events of Default (as hereinafter defined).

2.4 PREPAYMENT. The Term Loan may be prepaid in whole or in part without premium or penalty, provided that the Borrower shall also pay accrued interest on the principal so prepaid to the date of such prepayment and all fees and charges payable on or before the date of such prepayment. Mandatory and voluntary prepayments shall be applied against unpaid installments of principal of the Term Loan in inverse order of maturity of such installments. The Borrower shall not be permitted to reborrow any part of the principal of the Term Loan so prepaid at any time or under any circumstances.

             3. MANNER OF PAYMENT UNDER REVOLVING LOAN AND TERM LOAN

3.1 All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent for the ratable account of the Lenders at the Administrative Agents office at 40 Water Street, Boston, Massachusetts 02109, or at such other location as the Administrative Agent may from time to time designate in writing, in each case in United States Dollars constituting immediately available funds.


                           4. GRANT OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. In consideration of the Lenders' extending credit and other financial accommodations to the Obligors, each Obligor hereby grants to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders a security interest in (including, without limitation, a lien on and pledge of) all of such Obligor's Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders as security for the payment and performance of all Obligations (as hereinafter defined).

4.2    DEFINITIONS. The following definitions shall apply:

       (a) "Accounts Receivable" means all of an Obligor's accounts, accounts receivable, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to an Obligor from any Person (as defined below) for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of an Obligor in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of any unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to an Obligor.

       (b)     "Borrowing Base" as used in this Agreement means the lesser of
               (i) the sum of seventy-five percent (75%) of the Obligors' Accounts Receivable (excluding (1) all Accounts Receivable owed by a Debtor (as hereinafter defined) in respect of which there has been established a contra account or against which an offset, charge or lien has been claimed or asserted by such Debtor, to the extent of such account, offset, charge or lien, (2) all Accounts Receivable owed by a Debtor as to which any Obligor has received notice or has knowledge of bankruptcy, insolvency or other facts which make collection doubtful or have been turned over to a collection agency or an attorney for collection, (3) all Accounts Receivable that are greater than ninety (90) days from the invoice date, and (4) those foreign Accounts Receivable which when added to all other foreign Accounts Receivable would cause the sum of the foreign Accounts Receivable to exceed twenty-five percent (25%) of the Obligors' Accounts Receivable) plus the lesser amount of (A) fifty percent (50%) of the Obligors' Inventory (as hereinafter defined) and (B) $7,500,000, and (ii) the Revolving Loan Amount. For purposes of clause 4 above, Accounts Receivable that are due from Grifols, S.A. or are backed by a letter of credit (to the extent so backed) shall be deemed not to be foreign Accounts Receivable.

       (c) "Code" shall mean the Massachusetts Uniform Commercial Code (General Law, Chapter 106) as amended from time to time.

       (d) "Collateral" shall mean all of each Obligor's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or hereafter created:

               (i) All goods, including, without limitation, all Inventory (as hereinafter defined), farm products, Equipment (as hereinafter defined), including, without limitation, all machinery, furniture, and trade fixtures;

               (ii) All accounts, Accounts Receivable, contract rights and chattel paper, regardless of whether or not they constitute proceeds of other Collateral;

               (iii) All investment property, including, without limitation, all securities (including, but not limited to, all of the Borrower's stock of its subsidiaries) whether certificated or uncertificated, all securities entitlements, securities accounts, commodity contracts or commodity accounts;

               (iv) All general intangibles, regardless of whether or not they constitute proceeds of other Collateral, including, without limitation, all of an Obligor's rights to tax refunds and all of an Obligor's rights (which a Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of an Obligor's Inventory (as hereinafter defined) or other Collateral;

               (v)    All products of and accessions to any of the Collateral;

               (vi) All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

               (vii) All obligations owing to an Obligor of every kind and nature; and all choices in action;

               (viii) All goodwill, trade secrets, computer programs, customer lists, copyrights, trade names, trademarks and patents;

               (ix) All documents and instruments (whether negotiable or nonnegotiable, and regardless of their being attached to chattel paper);

               (x) All proceeds of Collateral of every kind and nature in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the rendering of services by an Obligor or the sale or other disposition by an Obligor of the Inventory (as hereinafter defined) or other Collateral;

               (xi) All books and records relating to the conduct of an Obligor's business including, without in any way limiting the generality of the foregoing, those relating to its accounts; and

               (xii) All deposit accounts maintained by an Obligor with any Lender, trust company, investment firm or fund, or any similar institution or organization.

       (e) "Contract Rights" or "contract rights" means rights of an Obligor to payment under contracts not yet earned by performance and not evidenced by instruments or chattel paper.

       (f) "Debtors" shall mean an Obligor's customers who are indebted to the Obligor.

       (g) "Equipment" shall mean and include all of an Obligor's machinery, equipment, furniture, trade fixtures and motor vehicles and intending to include all tangible personal property, or goods, utilized in the conduct of an Obligor's business, but excluding therefrom inventory, as that term is defined in the Code, and all replacements or substitutions therefor and all accessions thereto.

       (h) "Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by an Obligor, parts, supplies, all wrapping, packaging, advertising labeling, and shipping materials, devices, names and marks, all contract rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by an Obligor.

       (i) "Obligation(s)" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Obligors to the Lenders and the Administrative Agent at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by an Obligor to a Lender or the Administrative Agent; or are due indirectly by an Obligor to a Lender or the Administrative Agent as endorser, guarantor or other surety, or as a borrower of obligations due third persons which have been endorsed or assigned to a Lender or the Administrative Agent or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted. Said term shall also include all interest and other charges chargeable to an Obligor or due from an Obligor to a Lender or the Administrative Agent from time to time and all costs and expenses referred to in this Agreement.

       (j) "Permitted Investments" shall mean (i) direct obligations of the United States, or obligations guaranteed as to principal and interest by the United States government, (ii) bankers' acceptances and certificates of deposit issued by any bank or any other bank or trust company or, in the case of any subsidiary bank of a bank holding company, a bank holding company, having capital, surplus and undivided profits of at least $500,000,000, the short-term deposits of which are given an A1 or P1 rating by Standard & Poor's Rating Group or Moody's Investors Service, Inc., as applicable, (iii) obligations of any bank or trust company or bank holding company described in clause (ii) above in respect of the repurchase of obligations of the type described in clause (i) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, any such bank, trust company or bank holding company, (iv) commercial paper given a rating of A1 or P1 by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., as applicable and (v) money market funds organized under the laws of the United States or any state thereof that invest substantially all of their assets in any of the types of investments described in clauses (i), (ii), (iii) or (iv); PROVIDED, HOWEVER, that no such investment shall have a maturity longer than 270 days from the date of acquisition by an Obligor.

       (k) "Person" or "party" shall include individuals, firms, corporations and all other entities.

       All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

4.3 ORDINARY COURSE OF BUSINESS. The Lenders hereby authorize and permit each Obligor to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of for fair consideration, the Inventory, all in the ordinary course of such Obligor's business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Lenders' security interest or other right hereunder in the proceeds resulting therefrom. The Lenders also hereby authorize and permit each Obligor to receive from Debtors all amounts due as proceeds of the Collateral at the Obligor's own cost and expense, and also liability, if any, in the ordinary course of business; and the Lenders or the Administrative Agent may, so long as there is an existing uncured Event of Default (as hereinafter defined), terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to any such Obligor with reference to the Collateral.

       Until the Administrative Agent shall otherwise notify an Obligor, all proceeds of and collections of Collateral shall be retained by such Obligor and used solely for the ordinary and usual operation of such Obligor's business. From and after notice by the Administrative Agent to an Obligor, all proceeds of and collections of the Collateral shall be held in trust by such Obligor for the Administrative Agent and the Lenders and shall not be commingled with such Obligor's other funds or deposited in any Lender account of such Obligor; and such Obligor agrees to deliver to the Administrative Agent on the dates of receipt thereof by such Obligor, duly endorsed to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, or to bearer, or assigned to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, as may be appropriate, all proceeds of the Collateral in the identical form received by such Obligor.

4.4 ALLOWANCES. Each Obligor may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item in excess of $50,000 which shall not be done without first obtaining the Administrative Agent's written consent in each instance) as such Obligor may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the Inventory.

4.5 RECORDS. Each Obligor shall deliver to the Administrative Agent and the Lenders from time to time promptly at their reasonable request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and each Obligor will deliver to the Administrative Agent and the Lenders promptly at their reasonable request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of Inventory, schedules of accounts and such other writings as the Administrative Agent or Lenders may in their sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Lenders' and Administrative Agent's security interest in the Collateral.

4.6 LEGENDS. Each Obligor shall promptly make, stamp or record such entries or legends on such Obligor's books and records or on any of the Collateral as the Administrative Agent shall reasonably request from time to time, to indicate and disclose that the Lenders and Administrative Agent have a security interest in such Collateral.

4.7 INSPECTION. The Administrative Agent and each Lender, or their representatives, at any time and from time to time, but with at least one (1) business day's notice, shall have the right, and each Obligor will permit them at the Obligors' expense during normal business hours so long as there is no existing uncured Event of Default under this Agreement or at any time (with or without notice at Administrative Agent's or such Lender's option, as applicable) if there is an existing uncured Event of Default:

       (a) to examine, check, make copies of or extracts from any of the Obligor's books, records and files (including, without limitation, orders and original correspondence);

       (b) to inspect, examine or appraise the Collateral and to check and test the same as to quality, quantity, value and condition; and

       (c) to verify the Collateral or any portion or portions thereof or each Obligor's compliance with the provisions of this Agreement.


                         5. REPRESENTATIONS AND WARRANTIES

5.1 ORGANIZATION AND QUALIFICATION. Each Obligor is a duly organized and existing corporation under the laws of the State of its incorporation, as indicated above, in good standing under the laws of said state, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification, except where the failure to be so qualified would not have a material adverse affect on the financial condition or results of operations of Obligors on a consolidated basis.

5.2 SUBSIDIARIES. Each Obligor has no subsidiaries other than those listed on SCHEDULE 5.2, if any, and each Obligor has never consolidated, merged or acquired substantially all of the assets of any other entity or person other than those listed on SCHEDULE 5.2, if any.

5.3 CORPORATE RECORDS. Each Obligor's Certificate of Incorporation and all amendments thereto have been duly filed. All outstanding capital stock issued by each Obligor was and is properly issued and all books and records of each Obligor, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

5.4 TITLE TO PROPERTIES; ABSENCE OF LIENS. Except as set forth on SCHEDULE 5.4, each Obligor has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets including the Collateral are free and clear of all mortgages, liens, pledges, charges, encumbrances, setoffs, except (a) the mortgages and security interests as set forth on SCHEDULE 5.4a, if any, and (b) the leases of personal property as set forth on SCHEDULE 5.4b, if any.

5.5 PLACES OF BUSINESS. Each Obligor's chief executive office is correctly stated in the preamble to this Agreement, and each Obligor shall, during the term of this Agreement, keep the Administrative Agent currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Administrative Agent at least thirty (30) days prior written notice thereof.

5.6 VALID OBLIGATIONS. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of each Obligor and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors' rights and by general principles of equity.

5.7 CONFLICTS WITH OTHER AGREEMENTS. Except as set forth on SCHEDULE 5.7, there is no provision in any indenture, contract or agreement to which any Obligor is a party which prohibits the execution, delivery or performance of the Loan Documents.

5.8 GOVERNMENTAL APPROVALS. The execution, delivery and performance of the Loan Documents does not require any approval of any governmental agency or authority and, except as set forth on SCHEDULE 5.8, each Obligor has obtained all requisite licenses, franchises, permits, consents and other authorizations which are material to operate its business as currently conducted. All such licenses, franchises, permits, consents and authorizations are readily assignable and transferable by the Obligors, subject to approval by the applicable governmental agency or authority.

5.9 LITIGATION. There are no actions, suits or proceedings pending or to the knowledge of any Obligor threatened against any Obligor which might materially adversely affect the ability of any Obligor to perform its obligations under the Loan Documents.

5.10 FINANCIAL STATEMENTS. The Obligors have furnished to the Lenders the following financial statements (the "Financial Statements"): consolidated and consolidating balance sheet as of August 31, 1998, and consolidated and consolidating statement of profit and loss for the six-month period ending August 31, 1998. The balance sheet fairly presents the condition of the Obligors at the date thereof and the statement of profit and loss fairly presents the results of the operations of the Obligors for the period indicated, all in conformity with generally accepted accounting principles, consistently applied.

5.11 ACCOUNTS AND CONTRACT RIGHTS. All of each Obligor's Accounts Receivable arise out of legally enforceable and existing contracts; and represent undisputed bona fide indebtedness by the Debtor for sales or leases of Inventory shipped and delivered or services rendered by an Obligor to a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing in the ordinary course of business). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and no contract right, account or general intangible is or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by an Obligor will be delivered to the Administrative Agent (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Administrative Agent immediately upon receipt thereof by an Obligor, with such assignments and endorsements thereof as the Administrative Agent may request.

5.12 TITLE TO COLLATERAL. Except as set forth in SCHEDULE 5.12, attached hereto, or as otherwise permitted under this Agreement, (i) at the date hereof each Obligor is (and as to Collateral that such Obligor may acquire after the date hereof, will be) the lawful owner of the Collateral; (ii) the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders hereby), credits, defenses, recoupments, set-offs or counterclaims whatsoever; each Obligor has and will have full power and authority to grant to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders a security interest therein; (iii) each Obligor has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to Inventory or as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in, any of the Collateral (or any of such Obligor's right, title or interest therein), to any person other than the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders; the Collateral is and will be valid and genuine in all respects; (iv) the Accounts Receivable shall represent unconditional and undisputed bona fide indebtedness by the Debtor for sales or leases of Inventory shipped and delivered or services rendered by an Obligor to Debtor, and is not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing in the ordinary course of business); and (v) each Obligor will warrant and defend the Lenders' right to and interest in the Collateral against all claims and demands of all persons whatsoever.

5.13 LOCATION OF COLLATERAL. The Collateral is kept and maintained solely at the locations set forth in SCHEDULE 5.13 attached hereto. Except for sale, processing, use, consumption or other disposition of Inventory and Equipment in the ordinary course of business, each Obligor will keep all Collateral only at locations specified in SCHEDULE 5.13; each Obligor shall, during the term of this Agreement, keep the Administrative Agent currently and accurately informed in writing of each location where such Obligor's records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another state without giving the Administrative Agent at least thirty (30) days prior written notice thereof.

5.14 THIRD PARTIES. The Administrative Agent and Lenders shall not be deemed to have assumed any liability or responsibility to any Obligor or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to an Obligor by the Administrative Agent or the Lenders (which shall automatically be deemed to be without recourse to the Administrative Agent and Lenders in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Administrative Agent and Lenders, by accepting such security interest in the Collateral, or by releasing any Collateral to any Obligor, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and each Obligor agrees to indemnify and defend the Administrative Agent and Lenders and hold them harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

5.15 PAYMENT OF ACCOUNTS. Upon becoming aware of any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, each Obligor will forthwith notify the Administrative Agent and the Lenders thereof.

5.16 NOTIFICATION OF DAMAGE. Each Obligor will immediately notify the Administrative Agent and the Lenders of any loss or damage to, or material diminution in or any occurrence that would materially adversely affect the value of the Inventory, the Equipment or other Collateral.

5.17 CHANGES. Since the date of the Financial Statements, there have been no changes in the assets, liabilities, financial condition or business of any Obligor, other than changes in the ordinary course of business, or relating to the acquisition of American Plasma, Western and Consolidated Technologies, Inc., or as set forth on SCHEDULE 5.17, or the issuance of the Company's 12% senior subordinated debentures, the effect of which have, in the aggregate, been materially adverse to the financial condition or results of operations of the Obligors on a consolidated basis.

5.18 YEAR 2000. To each Obligor's knowledge, (i) no material modifications are required to any of each Obligor's computer systems or computer software to assure that such systems and software contain no deficiencies relating to formatting for entering dates (commonly referred to and referred herein as the "Year 2000 Problem"); (ii) each Obligor's computer systems and software in all material respects are susceptible to all necessary modification and each Obligor has adequate personnel or consultants UNDER CONTRACT or other available means to timely modify (or, as applicable, replace and/or upgrade) its own computer systems and software. Each Obligor is not aware of any inability on the part of any of its customers, insurance providers or vendors to timely address the Year 2000 Problem that will in any manner materially adversely affect such Obligor's business operations.

5.19 TAXES. Each Obligor has filed or is in the process of filing all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from each Obligor have been fully paid. Each Obligor has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

5.20 USE OF PROCEEDS. No portion of the Revolving Loan or Term Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 207 and 221. The proceeds of the Revolving Loan are to be used for working capital and to finance acquisitions; the proceeds of the Term Loan are to be used for the refinancing of certain indebtedness owed to BBH and to repay indebtedness owed to William Cone and Western Equities LLC. The Borrower shall within thirty (30) days of the date hereof repay such indebtedness to William Cone and Western Equities LLC and, as promptly as practicable thereafter (but in no event more than fifteen (15) days thereafter), provide the Administrative Agent with a copy of a written confirmation from each of William Cone and Western Equities LLC that the indebtedness owed to each of them by the Borrower has been paid in full.

5.21 INTELLECTUAL PROPERTY. Each Obligor has obtained and holds all patents, trademarks, service marks, trade names and copyrights necessary to conduct its business as presently conducted, and each thereof is in full force and effect and no event has occurred which constitutes or, after notice or lapse of time or both, would constitute, a material default under any thereof. All patents, trademarks and copyrights owned by each Obligor (and all pending applications of each Obligor for registration of patents, trademarks and copyrights) as of the date hereof are listed in SCHEDULE 5.21 attached hereto.


                            6. AFFIRMATIVE COVENANTS

6.1 PAYMENTS. Each Obligor will duly and punctually pay all interest and principal becoming due the Lenders and will duly and punctually perform all things on its part to be done or performed under this Agreement.

6.2 BOOKS AND RECORDS; INSPECTION. Each Obligor will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a certified public accountant reasonably acceptable to the Administrative Agent, adequate to determine fairly the financial condition and the results of operations of each Obligor. Each Obligor will at all reasonable times make its books and records available in its offices for inspection and examination by the Administrative Agent and each Lender and the Administrative Agent's and each Lender's representatives and, with at least one (1) business day's advance notice, will permit inspection of the Collateral and all of its properties by the Administrative Agent and each Lender and the Administrative Agent's and each Lender's representatives during normal business hours so long as there is no existing uncured Event of Default (as hereinafter defined) under this Agreement or at any time (with or without notice at the Administrative Agent's or such Lender's option, as applicable) if there is an existing uncured Event of Default (as hereinafter defined). Each Obligor will from time to time furnish the Administrative Agent and the Lenders with such information and statements as the Administrative Agent and Lenders may reasonably request with respect to the Obligations or the Administrative Agent's and Lenders' security interest in the Collateral. Each Obligor shall, during the term of this Agreement, keep the Administrative Agent currently and accurately informed in writing of each location where each Obligor's records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Administrative Agent at least thirty (30) days prior written notice thereof.

6.3 FINANCIAL STATEMENTS. The Obligors will furnish to the Administrative Agent and the Lenders:

       (a) as soon as available to the Obligors, but in any event within forty-five (45) days after the close of each quarterly period of their fiscal year, a full and complete signed copy of financial statements, which shall include a balance sheet of the Obligors, as at the end of such quarter, and statement of profit and loss of the Obligors reflecting the results of their operations during such quarter on a consolidated and consolidating basis, and shall be prepared by the Obligors and certified by the Chief Financial Officer of each Obligor as to correctness in accordance with generally accepted accounting principles, consistently applied;

       (b) as soon as available to the Obligors, but in any event within ninety (90) days after the close of their fiscal year, a full and complete signed copy of financial statements, prepared by certified public accountants reasonably acceptable to the Lenders, which shall include a balance sheet of the Obligors, as at the end of such year, and statement of profit and loss of the Obligors reflecting the results of their operations during such year on a consolidated and consolidating basis, bearing the opinion of such certified public accountants and prepared on an audited basis in accordance with generally accepted accounting principles, consistently applied together with any so-called management letter;

       (c) within thirty (30) days after the close of each fiscal year, financial projections and cash flow reports for the Obligors including projected borrowing through the then current fiscal year;

       (d) within forty-five (45) days after end of each fiscal quarter, a Covenant Compliance Certificate in the form of EXHIBIT C attached hereto;

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

       (e) from time to time, such financial data and information about any Obligor as the Administrative Agent or Lenders may reasonably request; and

       (f) any financial data and information about any guarantors of the Obligations as the Administrative Agent or Lenders may reasonably request.

6.4 CONDUCT OF BUSINESS. Each Obligor will maintain its corporate existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

6.5 NOTICE TO ACCOUNT DEBTORS. Each Obligor agrees, at the request of the Administrative Agent, to notify all or any of the Debtors in writing of the Administrative Agent's and Lenders' security interest in the Collateral in whatever reasonable manner the Administrative Agent requests and, if the Administrative Agent so requests, to permit the Administrative Agent to notify all or any of the Debtors at such Obligor's expense.

6.6 OPERATING AND DEPOSIT ACCOUNTS. The Obligors shall maintain with BBH their primary operating and deposit accounts which shall at all times have a minimum balance of at least $150,000. At the option of the Lenders, all loan payments and fees will automatically be debited from the Borrower's primary operating accounts and all advances will automatically be credited to the Borrower's primary operating accounts.

6.7 TAXES. Each Obligor will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Administrative Agent may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and each Obligor will pay to the Administrative Agent on demand or the Administrative Agent in its sole discretion may charge to the Obligors all amounts so paid or incurred by it.

6.8 MAINTENANCE. Each Obligor will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition. Each Obligor will promptly notify the Administrative Agent and the Lenders of any loss or damage to or any occurrence which would materially adversely affect the value of any Collateral. The Administrative Agent may, at its option, from time to time, take any other action that the Administrative Agent may deem proper to repair, maintain or preserve any of the Collateral, and each Obligor will pay to the Administrative Agent on demand or the Administrative Agent in its sole discretion may charge to the Obligors all amounts so paid or incurred by it.

6.9 INSURANCE. Each Obligor will maintain in force casualty insurance on all Collateral and any other property of such Obligor, if any, against risks customarily insured against by companies engaged in businesses similar to that of such Obligor containing such terms and written by such companies as may be reasonably satisfactory to the Administrative Agent, such insurance to be payable to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders as its interest may appear in the event of loss; no loss shall be adjusted thereunder without the Administrative Agent's approval; and all such policies shall provide that they may not be canceled without first giving at least ten (10) days prior written notice of cancellation to the Administrative Agent. In the event that any Obligor fails to provide evidence of such insurance, the Administrative Agent may, at its option, secure such insurance and charge the cost thereof to the Obligors. At the option of the Administrative Agent, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default (as hereinafter defined), the Administrative Agent is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Administrative Agent, as a payment on account of the Obligations.

6.10 NOTIFICATION OF DEFAULT. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, the Obligors shall give the Administrative Agent and the Lenders written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

6.11 NOTIFICATION OF MATERIAL LITIGATION. Each Obligor will promptly notify the Administrative Agent and the Lenders in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of such Obligor.

6.12 YEAR 2000. Each Obligor will take commercially reasonable actions to ensure that such Obligor's computer systems and computer software shall at all times contain no material deficiencies relating to the Year 2000 Problem; and each Obligor hereby indemnifies and holds the Administrative Agent and the Lenders harmless from any losses the Administrative Agent or the Lenders may suffer resulting from any deficiencies in such Obligor's computer systems or computer software relating to the Year 2000 Problem.

6.13 PENSION PLANS. With respect to any pension or benefit plan maintained by any Obligor, or to which any Obligor contributes ("Plan"), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation ("Pension Benefit Guaranty Corporation"), each Obligor will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish the Administrative Agent (i) promptly with a copy of any notice of each Plan's termination sent to the Pension Benefit Guaranty Corporation and
(ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended; and
(d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to such Obligor.

6.14 ENVIRONMENTAL. As of the date hereof neither the Obligors nor any of Obligors' agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Materials (as hereinafter defined) on any of the premises or personal property owned or controlled by any Obligor, or any abutting property, which could give rise to any material liability under any Superfund and Hazardous Waste Laws (as hereinafter defined) or any other federal, state or local law, rule or regulation relating to the protection of the environment or human safety; (2) have arranged for the transport of or transported any Materials in a manner as to violate, or result in potential liabilities under, any Superfund and Hazardous Waste Laws; (3) have received any notice, order or demand from the Environmental Protection Agency or any state or local agency or authority under any Superfund and Hazardous Waste Laws; (4) have incurred any liability under any Superfund and Hazardous Waste Laws in connection with the mismanagement, improper disposal or release of Materials; (5) are aware of any inspection or investigation of any of the premises or personal property owned or controlled by any Obligor or abutting property by any federal, state or local agency for possible violations of the Superfund and Hazardous Waste Laws.

       To the best of each Obligor's knowledge, no prior owner or tenant of any premises or property presently controlled or owned by such Obligor committed or omitted any act which caused the release of Materials on such premises or property which could give rise to a lien thereon by any federal, state or local government. No notice or statement of claim or lien affecting any property or premises owned or controlled by each Obligor has been recorded or filed in any public records by any federal, state or local government for costs, penalties, fines or other charges as to such property.

       Each Obligor agrees to indemnify and hold the Administrative Agent and each Lender harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of the Superfund and Hazardous Waste Laws including those arising from any lien on any premises or property owned or controlled by such Obligor by any federal, state and local government arising from the presence of Materials. Each Obligor further agrees to reimburse the Administrative Agent and each Lender upon demand for any reasonable costs incurred by the Administrative Agent and each Lender in connection with the foregoing. Each Obligor agrees its obligations hereunder shall be continuous and shall survive the repayment of all debts to Lenders and the Administrative Agent including repayment of all Obligations.

       The term "Materials" means any "oil, "hazardous material," "hazardous wastes" or "hazardous substances" as defined under the Comprehensive Environmental Response, Compensation, and Liability Act. 42

U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., as amended, any applicable state or local statutes or ordinances, and regulations adopted thereunder, and the foregoing are collectively the "Superfund and Hazardous Waste Laws."

6.15 RATIFICATION OF LOAN DOCUMENTS. Within thirty (30) days after the date hereof, the Borrower's Board of Directors, whether at a meeting of the Board of Directors or by unanimous written consent, shall ratify and approve each of the Loan Documents in its final form and shall promptly forward to the Administrative Agent a copy of the unanimous written consent or minutes of the meeting evidencing such ratification and approval.


                               7. NEGATIVE COVENANTS

7.1 FINANCIAL COVENANTS. The Obligors will not as of the last date of each fiscal quarter beginning with the fiscal quarter ending February 28, 1999 fail to be in compliance with any of the financial covenants in this section on a consolidated basis.

       (a)     DEFINITIONS. The following definitions shall apply to this
               Section:

               (i) "Current Maturities of Long-Term Debt" shall mean all principal and lease payments to be paid by the Obligors during any fiscal period of Obligors on account of (A) the Revolving Loan, (B) the Term Loan; (C) other money borrowed from all sources and (D) capitalized leases.

               (ii) "Tangible Net Worth" shall mean Obligors' stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, SUBTRACTING THEREFROM (A) intangibles (as determined in accordance with such principles so applied); and (B) Accounts Receivable and Indebtedness owing to an Obligor from any employee, stockholder or parent, subsidiary or other affiliate of such Obligor,

               (iii) "Indebtedness" shall mean, with respect to any person (A) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be under generally accepted accounting principles recorded as capital leases, in respect of which such person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which such person otherwise assures a creditor against loss, (B) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by such person, whether or not such person has assumed or become liable for the payment thereof, and (C) all other liabilities or obligations which would, in accordance with generally accepted accounting principles, be classified as liabilities of such person.

               (iv) "Subordinated Indebtedness" shall mean Indebtedness which is expressly subordinated to Senior Indebtedness (as hereinafter defined) in writing pursuant to subordination agreements acceptable to the Lenders.

               (v) "Senior Indebtedness" shall mean any amount of any Indebtedness owing by the Borrower to the Lenders.

               (vi) "Current Assets" and "Current Liabilities" shall be defined according to generally accepted accounting principles.

               (vii) "Income" and "Net Income" shall be defined according to generally accepted accounting principles.

       (b) TANGIBLE CAPITAL BASE. The Obligors will not permit their Tangible Net Worth plus their Subordinated Indebtedness ("Tangible Capital Base") as of the last date of each fiscal quarter beginning with the fiscal quarter ending February 28, 1999 to be less than $7,450,000 plus seventy-five percent (75%) of the Obligors' Net Income for each fiscal quarter beginning with the fiscal quarter ending November 30, 1998 plus the amount of amortization of Obligors' intangibles for each fiscal quarter beginning with the fiscal quarter ending November 30, 1998 plus the amount of any new equity raised by Obligors Such minimum requisite Tangible Capital Base amount shall not be reduced by any net losses of the Obligors.

       (c) SENIOR INDEBTEDNESS TO EBITDA. For all periods beginning with the fiscal quarter ending February 28, 1999, the Obligors will not as of the last date of each fiscal quarter permit the aggregate amount of their Senior Indebtedness to be more than two (2) times the sum of their EBITDA for the Obligors' trailing four (4) fiscal quarters. "EBITDA" shall mean earnings before interest, tax, depreciation and amortization expense as defined according to generally accepted accounting principles, consistently applied.

       (d) CURRENT RATIO. The Obligors will not as of the last date of each fiscal quarter beginning with the fiscal quarter ending February 28, 1999 permit the ratio of their Current Assets to Current Liabilities, excluding any Current Maturities of Long-Term Debt, to be less than 1.4:1.0.

       (e) COVERAGE RATIO. The Obligors will not as of the last date of each fiscal quarter beginning with the fiscal quarter ending February 28, 1999 permit the amount of their EBITDA for the trailing four
               (4) fiscal quarters of the Obligors plus payments under all leases minus any cash dividends and distributions minus capital expenditures minus taxes paid by the Obligors to be less than 1.4 times the sum of all interest expense plus all principal payments (to all creditors) plus payments under all leases, all for the trailing four (4) fiscal quarters of the Obligors.

7.2 LIMITATIONS ON INDEBTEDNESS. Each Obligor will not issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to Indebtedness to the Lenders, except (i) Indebtedness or liabilities of such Obligor for money borrowed, incurred or arising in the ordinary course of business within the limits provided for in this Agreement, (ii) Indebtedness relating to the Borrower's 12% Senior Subordinated Debentures due 2005 (including all guarantees thereof), (iii) Indebtedness of any Obligor which is subordinated to the Senior Indebtedness on terms and conditions acceptable to the Lenders, (iv) Indebtedness secured by liens permitted pursuant to Section 7.10 hereof, or
(v) Indebtedness which is incurred after the date hereof, is non-recourse to the Obligors, is incurred in connection with the acquisition of (A) assets of another Person by any Obligor or (B) stock by any Obligor, and is secured solely by the stock or assets so acquired.

7.3 SALE OF INTEREST. There shall not be any sale or transfer of ownership of any interest in any subsidiary of the Borrower which is an Obligor hereunder without the Lenders' prior written consent.

7.4 LOANS OR ADVANCES. Each Obligor will not make any loans or advances to any individual, firm or corporation, including, without limitation, its officers and employees; provided, however, that (i) an Obligor may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees which expenses are reimbursable by such Obligor; (ii) each Obligor may extend credit in the ordinary course of business in accordance with customary trade practices; (iii) each Obligor may own, purchase or acquire Permitted Investments, or otherwise make an investment in a Person not otherwise permitted pursuant to this Section, provided the amount of such investment for all Obligors collectively shall not exceed $25,000 per individual investment or $50,000 in the aggregate; and
(iv) each Obligor may make or permit to remain outstanding loans or advances to any other Obligor named herein.

7.5 DIVIDENDS AND DISTRIBUTIONS. Each Obligor may, without prior written permission of the Administrative Agent or the Lenders, pay any dividends on or make any distribution on account of any class of such Obligor's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock, provided that no such payments or distribution shall cause any Obligor, after effecting any such dividend or distribution, to fail to comply with any other provisions of this Agreement, including, without limitation, each of the financial covenants set forth in Section 7.1 of this Agreement.

7.6    INTENTIONALLY OMITTED.

7.7 INVESTMENTS. Each Obligor will not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person, nor purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity; except the Obligors or any Obligor may

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

       (a)     own, purchase or acquire Permitted Investments;

       (b) endorse negotiable instruments for collection in the ordinary course of business;

       (c) make an investment in a Person not otherwise permitted pursuant to this Section 7.7, provided the amount of such investment (including the amount of any guarantee, endorsement or other liability with respect thereto) for all Obligors collectively shall not exceed $25,000 per individual investment or $50,000 in the aggregate;

       (d) make an investment in a Person that becomes a wholly-owned subsidiary as a result of such investment or in assets of a Person that become assets of an Obligor provided that: (i) such investments relate to the acquisition of companies engaged in the business of whole blood or plasma collection, processing and marketing, selling of blood and blood byproducts and any related business or activities; (ii) the Obligors shall deliver to the Administrative Agent pro forma financial statements reflecting the investment and related calculations demonstrating compliance with all covenants contained herein relating to financial and accounting matters, together with a description in reasonable detail of the nature and reasons for the proposed transaction, provided, however, that such pro forma financial statements shall contain an appropriate footnote describing the nature and source of any known contingent liabilities in connection with such investment; (iii) immediately after giving effect to such transaction, no Event of Default shall exist and be continuing;
               (iv) such investments do not exceed $5,000,000 in cash purchase price for the Obligors in any one fiscal year; and (v) with respect to any investment that contemplates the assumption by any Obligor of any contingent liabilities either by agreement or by merger with or into the entity that is subject to such contingent liabilities, the Administrative Agent shall approve such investment prior to the consummation of such investment (which approval shall not be unreasonably withheld, conditioned or delayed); and

       (e) make or permit to remain outstanding loans or advances to any wholly owned subsidiary (hereafter created).

       By way of example and not limitation, the acquisition by any Obligor of the capital stock of any entity that has contingent liabilities shall not be subject to the prior approval of the Administrative Agent pursuant to clause (v) of Section 7.7(d) above so long as the applicable acquisition agreement does not contemplate that such acquired entity be merged with or into any Obligor or that any Obligor otherwise become directly liable for the contingent liabilities of such entity.

7.8 MERGER. Each Obligor will not merge or consolidate or be merged or consolidated with or into any other corporation except that any Obligor may enter into a merger in connection with an investment permitted by Section 7.7, and except that any Obligor may be merged, consolidated, dissolved or liquidated into any other Obligor.

7.9 SALE OF ASSETS. Except for the planned dispositions of certain real property located in South Bend, Indiana, Kalamazoo, Michigan, Salt Lake City, Utah and Fort Worth, Texas, each Obligor will not sell, lease or otherwise dispose of any of its assets except (i) in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in such Obligor's business, provided that fair consideration is received therefor; (ii) if the net proceeds of such sale are applied to the repayment of the Senior Indebtedness; (iii) if the net proceeds of such sale are reinvested in the business of the Obligors or are otherwise invested pursuant to Section 7.7 hereof; or (iv) if in the aggregate all of the transfers made by all Obligors since the date hereof and not otherwise permitted by clause (i), (ii) or
(iii) above amounts to less than $200,000. Notwithstanding this Section 7.9, no assets of any Obligor shall be sold, disposed of or otherwise conveyed (i) at less than fair market value or (ii) if any Event of Default (as hereinafter defined) shall have occurred and then be continuing or shall result from such sale or disposition.

7.10 RESTRICTION ON LIENS. Each Obligor will not grant any security interest in, or mortgage of, any of its properties or assets including the Collateral except (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) liens made to secure Senior Indebtedness; (iv) liens incurred through purchase money security interests or in connection with equipment leases in amounts which, at the time incurred, do not exceed the fair market value of the asset securing such lien and such lien extends only to the asset leased or financed; provided that any indebtedness or leases incurred in any year secured by such liens shall not exceed $1,000,000 in the aggregate for all Obligors; (v) liens securing Indebtedness permitted under
Section 7.2 hereof; and (vi) liens or deposits made to secure payment of workers' compensation, or in connection with the participation in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs.

7.11 OTHER BUSINESS. Each Obligor will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

                                  8. DEFAULT

8.1 DEFAULT. "Event of Default" shall mean the occurrence of one or more of any of the following events:

       (a) the Borrower or any other Obligor defaults in the payment of any principal of or interest on any Senior Indebtedness when the same shall become due, either by the terms thereof or otherwise as herein provided, and in the case of interest payments, such default shall continue for a period of three (3) business days after such date;

       (b) the Borrower or any other Obligor defaults in the payment when due, either by the terms thereof or otherwise as herein provided, of any other amounts on any Senior Indebtedness and such default shall continue unremedied for five (5) or more business days;

       (c) the Borrower or any other Obligor (i) defaults in any payment of principal of or interest on any other Indebtedness in an amount exceeding $100,000 and such default shall continue beyond any applicable grace period or (ii) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and in the case of (ii) above, the effect of such default, failure or other event is to cause, or, with respect to any Indebtedness, to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause an obligation of more than $100,000 to become due prior to any stated maturity;

       (d) the Borrower or any other Obligor defaults in the performance or observance of any of the agreements (other than payment defaults and defaults which are unable to be cured) contained in Section 6 (Affirmative Covenants) or Section 7 (Negative Covenants) hereof or in the performance or observance of any other material agreement, term or condition contained herein or in the other Loan Documents and any such default shall not have been remedied within thirty (30) days after the first date such default in the exercise of commercially reasonable diligence should have become known to any officer of any Obligor, provided, however, that such thirty (30) day cure period shall not apply to a default under
               Section 6.15 of this Agreement;

       (e) If any statement, representation or warranty heretofore, now or hereafter made in connection with this Agreement or in any supporting financial statement of any Obligor shall be determined by the Administrative Agent or a Lender to have been false in any material respect when made, and if susceptible to cure. such inaccuracy shall not have been remedied within thirty (30) days after the first date such default in the exercise of commercially reasonable diligence should have become known to any officer of any Obligor;

       (f) The liquidation, termination or dissolution of, or the merger or consolidation of, any Obligor, with or into another entity (except as otherwise permitted hereunder without the consent of the Lenders), or any Obligor ceasing to carry on actively its present business or the appointment of a receiver for any Obligor.

       (g) The institution by or against any Obligor or guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC
               Section 101 ET SEQ. or any other law in which any Obligor or any guarantor of the Obligations is alleged to be insolvent or unable to pay their respective debts as they mature, or the making by any Obligor or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting of a trust mortgage for the benefit of creditors.

       (h) The service upon the Administrative Agent or a Lender hereof of a writ in which the Administrative Agent or a Lender is named as trustee of any Obligor or of any guarantor of the Obligations.

       (i) A judgment or judgments for the payment of money in excess of $100,000 over and above the amount of such judgment actually paid by insurance shall be rendered against any Obligor and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution.

       (j) Any levy, seizure, attachment, execution or similar process shall be issued or levied on any of the property of any Obligor having a material adverse affect on any Obligor.

       (k)     The termination of any guaranty of the Obligations.

       (l) The occurrence of such a materially adverse change in the condition or affairs (financial or otherwise) of any Obligor such that the prospects for timely or full payment or performance of any of the Obligations have been or are reasonably likely to be substantially impaired.

8.2 DEFAULT REMEDIES. If an Event of Default shall occur, at the election of the Lenders, all Obligations shall become immediately due and payable upon written notice or demand (except that no written notice or demand shall be required in the case of an Event of Default under Sections 8.1(e) or 8.1(g) above).

       The Administrative Agent is hereby authorized, at its election and at the direction of the Lenders, after an Event of Default, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Administrative Agent and Lenders may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to them by applicable law, all as the Lenders may determine. If notice of a sale or other action by the Administrative Agent is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, each Obligor agrees that five (5) days' written notice to such Obligor, or the shortest period of written notice permitted by such law, whichever is larger, shall be sufficient notice; and that to the extent permitted by law, the Administrative Agent and the Lenders, their officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be free from any right of redemption, which each Obligor hereby waives and releases. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of the Obligors to the Lenders and the Administrative Agent shall be returned to the Obligors or to such other party as may be legally entitled thereto; and if there is a deficiency, the Obligors shall be responsible for the same, with interest, to the extent permitted by applicable law. Upon demand by the Administrative Agent, each Obligor shall assemble the Collateral and make it available to the Administrative Agent at a place designated by the Administrative Agent which is reasonably convenient to the Administrative Agent and such Obligor. Each Obligor hereby acknowledges that the Lenders have extended credit and other financial accommodations to the Obligors upon reliance of such Obligor's granting the Administrative Agent and the Lenders the rights and remedies contained in this Agreement including, without limitation, the right to take immediate possession of the Collateral upon the occurrence of an Event of Default and each Obligor hereby acknowledges that the Administrative Agent and the Lenders are entitled to equitable and injunctive relief to enforce any of their rights and remedies hereunder or under the Code and each Obligor hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Administrative Agent or Lenders.

8.3 POWER OF ATTORNEY. Each Obligor hereby irrevocably constitutes and appoints the Administrative Agent as such Obligor's true and lawful attorney, with full power of substitution, at the sole cost and expense of such Obligor but for the sole benefit of the Administrative Agent and the Lenders, upon the occurrence of an Event of Default to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the Inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of such Obligor, including, without limitation, executing releases, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to any Obligor and to take therefrom any remittances or proceeds of Collateral in which the Administrative Agent and the Lenders have a security interest; to notify U.S. Postal Service authorities to change the address for delivery of mail addressed to any Obligor to such address as the Administrative Agent shall designate; to open and administer a lock-box in which Lenders may direct any Obligor to deposit or have deposited any payments owed to such Obligor, to endorse the name of any Obligor in favor of the Administrative Agent upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of any Obligor on and to receive as secured party any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of any Obligor on any notice to the Debtors or on verification of the Collateral; and to sign and file or record on behalf of any Obligor any financing or other statement in order to perfect or protect the Administrative Agent's and Lenders' security interest. The Administrative Agent shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Administrative Agent elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to any Obligor except for willful misconduct in bad faith. All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of any Obligor to the Lenders or Administrative Agent shall remain unpaid.

8.4 NONEXCLUSIVE REMEDIES. All of the Administrative Agent's and Lenders' rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Administrative Agent and Lenders, as applicable, at such time or times and in such order of preference as the Administrative Agent or the Lenders in their sole discretion, as applicable, may determine.

8.5 REASSIGNMENT TO OBLIGORS. Whenever the Lenders deem it desirable that any legal action be instituted with respect to any Collateral or that any other action be taken in any attempt to effectuate collection of any Collateral, the Administrative Agent may reassign the item in question to the respective Obligor (and if the Administrative Agent shall execute any such reassignment, it shall automatically be deemed to be without recourse to the Administrative Agent in any event) and require such Obligor to proceed with such legal or other action at such Obligor's sole liability, cost and expense, in which event all amounts collected by such Obligor on such item shall nevertheless be subject to the Administrative Agent's and Lenders' security interest.


                            9. THE ADMINISTRATIVE AGENT

9.1 APPOINTMENT POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under each of the Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 9.7 and the first sentence of Section 9.8 shall include reference to its Affiliates (as hereinafter defined) and the respective officers, directors, employees and agents of the Administrative Agent and its Affiliates); (a) shall have no duties or responsibilities except those expressly set forth in this Agreement to be a trustee for any Lender (b) shall not be responsible to the Lenders for any recitals. statements, representations or warranties of any Obligor contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement any promissory note or any other document referred to or provided for herein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be empowered or required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by or consented to by the Lenders; (d) shall not be empowered or required to alter or amend any term of this Agreement or the Loan Documents except to the extent requested by or consented to in writing by the Lenders; (e) except to the extent requested by or consented to in writing by the Lenders, shall not be empowered or required to foreclose on the Collateral or enter into any forbearance arrangement with any Obligor or enter into any arrangement with any Obligor for the restructuring of the Revolving Loan or Term Loan; and (f) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct, "Affiliates" shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary 5% or more of the securities or interests having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and
(iii) each of such Person's officers, directors, joint venturers and partners (for the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise). The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Subject to the foregoing, the Administrative Agent shall, on behalf of the Lenders, exercise any and all rights, powers and remedies of the Lenders under this Agreement and any other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 10.9 below.

9.2 REVOLVING LOAN ADVANCES. Upon receipt by the Administrative Agent of a request from the Borrower for an advance under the Revolving Loan specifying the amount and date of such advance, the Administrative Agent shall promptly notify the Lenders by telephone or facsimile transmission of such request. Each Lender, before 1:00 pm (Boston, Massachusetts time) on the specified date of such advance, shall make available to the Administrative Agent in immediately available funds by wire transfer at its office at 40 Water Street, Boston, Massachusetts 02109, such Lender's pro-rata share of such advance. If a Lender shall fail to provide the Administrative Agent with its pro-rata share of a requested advance as provided for in this Section, the Administrative Agent, in its sole discretion and upon notice to such Lender, may refuse to make available to the Borrower such Lender's pro-rata share of such advance.

9.3    DISTRIBUTION OF PAYMENTS BETWEEN LENDERS AND ADMINISTRATIVE AGENT.

       (a) All payments and prepayments of principal of and interest on the Loans received by the Administrative Agent shall be paid to each of the Lenders pro rata in accordance with their respective pro-rata shares in such Loans in immediately available funds by wire transfer no later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day immediately following the date on which such payments or prepayments are received by the Administrative Agent, and any other payments received by the Administrative Agent hereunder shall be paid in the same manner to the Lenders or the Administrative Agent or both pro rata as their respective interests appear. No Obligor shall have any liability whatsoever to any Lender or the Administrative Agent for any errors made by the Administrative Agent in allocating between the Lenders any payment made by such Obligor to the Administrative Agent or for any conflicts regarding allocation or distribution of such payment between the Lenders.

       (b) Each of the Lenders and the Administrative Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right hereunder or otherwise) in respect of principal of, or interest on, the Loans, or any fees which are to be shared between the Lenders, which, as compared to the amounts theretofore received by the other Lender with respect to such principal, interest or fees, is in excess of such receiving Lender's pro-rata share of such principal, interest or fees as provided in this Agreement, such Lender shall share such excess, less the costs and expenses (including, reasonable attorneys' fees and disbursements) incurred by such Lender in connection with such realization, exercise, claim or action pro rata with the other

               Lender in proportion to their respective interests therein.

       (c) In the event that a Lender has not made available to the Administrative Agent its pro-rata share of an advance or advances requested by the Borrower in accordance with the terms of this Agreement and the other Lender has made available its pro-rata share of such advance or advances, and the Administrative Agent has made available to the Borrower the other Lenders pro-rata share of such advance or advances, then the Administrative Agent shall pay all principal and interest payments and prepayments received by the Administrative Agent first to the other Lender which made available its pro-rata share of such advance or advances until the amount of such other Lender's pro-rata share made available to the Borrower has been repaid to such other Lender in full and the Lenders' respective pro-rata shares in outstanding advances made to the Borrower are equal to those pro-rata shares set forth in attached EXHIBIT A. No Obligor shall have any liability whatsoever to any Lender or the Administrative Agent who, pursuant to this Section 9.3(c), fails to receive any portion or all of any principal or interest payments or prepayments made by the Borrower to the Administrative Agent pursuant to this Agreement.

9.4 RELIANCE BY AGENT. The Administrative Agent shall be entitled to rely upon any certifications, notices or communications (including any communications by telephone, facsimile, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with the instructions of the Lenders, and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

9.5 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the nonpayment of principal of or interest on the Revolving Note or Term Note (hereinafter collectively referred to as the "Notes") unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Event of Default. In the event that the Administrative Agent receives such a notice of the occurrence of an Event of Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender prompt notice of each such nonpayment). The Administrative Agent shall (subject to the provisions of Sections 9.9 and 10.15 below) take such action with respect to such Event of Default as shall be directed by the Lenders, provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders.

9.6 RIGHTS AS A LENDER. With respect to its pro-rata share of the Loans made by it, BBH, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as the other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from and generally engage in any kind of banking, trust or other business with any Obligor or any of its Affiliates, as if the Administrative Agent were not acting as the agent hereunder, and the Administrative Agent may accept fees and other consideration from any of such Persons for services as the Administrative Agent or otherwise without having to account for the same to the Lenders.

9.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent ratably in accordance with the aggregate principal amount of the Notes held by the Lenders (or, if no such principal is at the time outstanding, ratably in accordance with their respective pro-rata shares set forth in attached EXHIBIT A), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or referred to herein or therein (including the costs and expenses which any Obligor is obligated to pay but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms of this Agreement or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

9.8 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDER. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or the other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or the other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Obligors. Except for any notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors which may come into the possession of the Administrative Agent or any of its Affiliates. Notwithstanding the foregoing, the Administrative Agent will use its best efforts to provide to the Lenders any and all information reasonably requested by them and reasonably available to the Administrative Agent promptly upon such request.

9.9 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.10 RESIGNATION OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall appoint a successor Administrative Agent which shall be reasonably satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender which has a combined capital and surplus of at least $500,000,000 and which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

9.11 COOPERATION OF LENDERS. Each Lender shall (a) endeavor to and shall not be liable for any failure to promptly notify the other Lender and the Administrative Agent of any Events of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lender; and (b) provide the other Lender and the Administrative Agent with such information and documentation as such other Lender or the Administrative Agent shall reasonably request in the performance of their respective duties hereunder, including all information relative to the outstanding balance of principal, interest and other sums owed to such Lender.

9.12 AMENDMENT OF SECTION 9. Each Obligor hereby agrees that the provisions of this Section 9 (other than Sections 9.10 and 9.13) generally constitute an agreement among the Administrative Agent and the Lenders and that any and all of the provisions of this Section 9 (other than Sections 9.10 and 9.13) may be amended at any time by the Lenders and Administrative Agent without the consent or approval of, or notice to, any Obligor (other than the requirement of notice to the Borrower of the resignation of the Administrative Agent and other than any provision in addition to Sections 9.10 and 9.13 which affects the Obligors). Any required consent or approval of any Obligor with respect to an amendment of Section 9.10 hereof shall not be unreasonably withheld or delayed.

9.13 RELIANCE. As to any consent that is granted or any other action that is taken by the Administrative Agent hereunder, or under the Loan Documents the Obligors shall be entitled to rely any of the foregoing granted.

delivered or taken by the Administrative Agent, and the Lenders shall be bound thereby, without the necessity of any Obligor inquiring or confirming the Administrative Agent's authority.

9.14 MINIMUM PRO-RATA SHARE OF BBH. So long as BBH serves as Administrative Agent hereunder, BBH shall at all times maintain a pro-rata share in the Loans of at least 25%.


                                10. MISCELLANEOUS

10.1 WAIVERS. Each Obligor waives notice of nonpayment, demand, presentment, protest or notice of protest of the Collateral, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

10.2 SEVERABILITY. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

10.3 SET-OFF. Any deposits, balances or other sums credited by or due from a Lender or any of its Affiliates to any Obligor and any security or other property of any Obligor in the possession of such Lender, whether for safekeeping or otherwise, may, at any time whether or not an Event of Default has occurred or demand has been made, without notice to any Obligor, or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated and applied by such Lender against any and all of the Obligations ratably between the Lenders in proportion to the respective pro-rata shares of the Lenders with respect to the Obligations, in such manner as such Lender in its sole discretion may determine. The rights of each Lender under this Section 10.3 are in addition to other rights (including without limitation, other rights of set-off) which each Lender may have.

10.4 INDEMNIFICATION. Each Obligor shall indemnify, defend and hold the Administrative Agent and Lenders harmless against, of and from any claim (as well as from attorneys' reasonable fees and expenses in connection therewith) brought or threatened against the Administrative Agent or a Lender by such Obligor, any guarantor or endorser of the Obligations, or any other person on account of the Administrative Agent's or a Lender's relationship with any Obligor, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Administrative Agent with counsel of the Administrative Agent's election, but at the expense of the Obligors), except (a) in the case of the indemnification of the Administrative Agent against a claim brought or threatened against the Administrative Agent, for any claim arising out of the gross negligence or willful misconduct of the Administrative Agent, as adjudged by a court of competent jurisdiction, and (b) in the case of the indemnification of a Lender against a claim brought or threatened against such Lender, for any claim arising out of the gross negligence or willful misconduct of such Lender, as adjudged by a court of competent jurisdiction, and (c) in the case of the indemnification of the Administrative Agent or a Lender against a claim brought against the Administrative Agent by a Lender or against a Lender by the other Lender or by the Administrative Agent. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Administrative Agent or a Lender in favor of any Obligor. For purposes of clarification, no Obligor shall have any obligation to indemnify the Administrative Agent or any Lender against any claim brought or threatened against the Administrative Agent or any such Lender that any Obligor believes arises out of the gross negligence or willful misconduct of the Administrative Agent or any such Lender if a court of competent jurisdiction has determined that such claim in fact arose out of the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. The Lenders shall be severally liable to refund any amounts actually and voluntarily paid by the Obligors to the Administrative Agent with respect to any such claim, promptly after such judicial determination. Notwithstanding any provision in this Agreement to the contrary, the Lenders and Administrative Agent agree that neither the Lenders nor the Administrative Agent shall (1) declare an Event of Default or accelerate the Obligations or (2) set aside or reserve any Collateral or otherwise exercise any remedies with respect to any Collateral, in each case based solely upon an Obligor's failure to pay the amount of any indemnifiable claim (and/or attorneys' fees and expenses in connection therewith) prior to such judicial determination, PROVIDED, HOWEVER, that in the case of an Event of Default (other than the failure to pay the amount of any indemnifiable claim and/or attorneys' fees and expenses in connection therewith prior to such judicial determination), the Lenders and the Administrative Agent may accelerate the Obligations and set aside or reserve any Collateral or otherwise exercise any remedies with respect to any Collateral. Notwithstanding any provision in this Agreement to the contrary, in no circumstance shall the Administrative Agent or Lenders seek consequential, punitive or any other additional damages based upon the failure or the alleged failure of any Obligor to pay the amount of any indemnifiable claim and/or attorneys' fees and expenses in connection therewith prior to such judicial determination.

10.5 COSTS AND EXPENSES. Each Obligor shall pay to the Administrative Agent any and all costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, litigation and other expenses) incurred or paid by the Administrative Agent or a Lender (a) in establishing, maintaining, protecting or enforcing any of the Administrative Agent's or a Lender's rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Administrative Agent or a Lender in defending the Administrative Agent's and Lenders' security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Collateral, and (b) in connection with the preparation, amendment, review, negotiation, execution and delivery of this Agreement and the Loan Documents.

10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

10.7 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Administrative Agent and Lenders shall be entitled to rely thereon) until terminated as to future transactions by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any Collateral in which the Administrative Agent and Lenders already have a security interest or any Obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination. Notwithstanding any such termination, the Administrative Agent and Lenders shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by the Lenders prior to such termination. The Lenders may, with the prior written approval of Borrower (which shall not be unreasonably withheld or delayed), transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Lenders; and the Administrative Agent and Lenders shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. The Lenders may, with the prior written approval of Borrower (which shall not be unreasonably withheld or delayed), from time to time grant participation interests in the Loans in minimum amounts of $1,000,000 which shall not relieve the Lenders of any obligations or liability hereunder with respect to the making of Revolving Loans, and notwithstanding the grant of any such participation interests, the Borrower and the other Obligors, except as otherwise provided herein, may look solely to the Administrative Agent as the agent for all participants for purposes of obtaining the consent, waiver or agreement of Lenders to any action or amendment of the Loan Documents and for purposes of the delivery of notice thereunder.

10.8 FURTHER ASSURANCES. Each Obligor will from time to time execute and deliver to the Administrative Agent, and take or cause to be taken, all such other further action as the Administrative Agent may request in order to effect and confirm or vest more securely in the Lenders or Administrative Agent all rights contemplated or to vest more fully in or assure to the Lenders or Administrative Agent the security interest in the Collateral granted to the Administrative Agent and the Lenders by this Agreement or to comply with applicable statutes or law and to facilitate the collection of the Collateral.

10.9 AMENDMENTS AND WAIVERS. This Agreement may be amended and any Obligor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Obligor shall obtain the Lenders' prior written consent to each such amendment, action or omission to act. No delay or omission on the part of a Lender or the Administrative Agent in exercising any right hereunder shall operate as a waiver of such right or any other right, and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of a Lender or the Administrative Agent on any future occasion.

10.10 TERMS OF AGREEMENT. This Agreement shall continue in force and effect so long as any Obligations or obligation of any Obligor to the Lenders or Administrative Agent shall be outstanding and is supplementary to each and every other agreement between any Obligor and Lenders and/or Administrative Agent and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lenders or the Administrative

Agent any of the liabilities, obligations or undertakings of any Obligor under any such agreement, nor shall any contemporaneous or subsequent agreement between any Obligor and a Lender and/or the Administrative Agent be construed to limit or otherwise derogate from any of the rights or remedies of Lenders or the Administrative Agent or any of the liabilities, obligations or undertakings of any Obligor hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

10.11 NOTICES. Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of any Obligor or Lenders or the Administrative Agent, as applicable, or if mailed by registered or certified mail, return receipt requested, addressed to any Obligor or Lenders or the Administrative Agent, as applicable, at the addresses set forth in this Agreement or as any party may from time to time designate by written notice to the other parties, on the third business day after such mailing.

10.12 MASSACHUSETTS LAW. This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in Massachusetts, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Massachusetts.

10.13 REPRODUCTIONS. This Agreement and all documents which have been or may be hereinafter furnished by any Obligor to the Lenders and the Administrative Agent may be reproduced by the Lenders and the Administrative Agent by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

10.14 VENU. Each Obligor irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Agreement. Each Obligor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each Obligor irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested to such Obligor and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon such Obligor.

10.15 JURY WAIVER. EACH OF THE OBLIGORS, LENDERS AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EACH OBLIGOR CERTIFIES THAT NEITHER THE LENDERS NOR THE ADMINISTRATIVE AGENT NOR ANY OF THEIR REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS OR THE ADMINISTRATIVE AGENT WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Witness                                OBLIGORS:

                                       SeraCare, Inc.


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       Avre Incorporated


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       Binary Associates, Inc.


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       SeraCare Acquisitions, Inc.


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       BHM Labs, Inc.


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       SeraCare Technology, Inc.


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO

                                       The Western States Group, Inc.

    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       American Plasma, Inc.


    /s/ Jerry L. Burdick               By:         /s/ Barry D. Plost
------------------------------              ---------------------------------
                                            Name:  Barry D. Plost
                                            Title: Chairman and CEO







                                       Brown Brothers Harriman & Co.


    /s/ [ILLEGIBLE]                    By:         /s/ Joseph E. Hall
------------------------------              ---------------------------------
                                            Name:  Joseph E. Hall
                                            Title: Deputy Manager


                                       State Street Bank and Trust Company


    /s/ [ILLEGIBLE]                    By:         /s/ Bruce S. Daniels
------------------------------              ---------------------------------
                                            Name:  Bruce S. Daniels
                                            Title: VP


                                       Brown Brothers Harriman & Co., as
                                         Administrative Agent


    /s/ [ILLEGIBLE]                    By:         /s/ Joseph E. Hall
------------------------------              ---------------------------------
                                            Name:  Joseph E. Hall
                                            Title: Deputy Manager

                                      EXHIBIT A

                       LENDERS' COMMITMENTS AND PRO-RATA SHARES

Lender                        Revolving Loan      Term Loan      Pro-Rata Share
------                        Commitment          Commitment     --------------
                              --------------      ----------
Brown Brothers                $5,000,000          $3,500,000     50%
Harriman & Co.


State Street Bank and         $5,000,000          $3,500,000     50%
Trust Company
---------------------------   -----------------   ------------   --------------
Aggregates:                   $10,000,000         $7,000,000     100%


                                      EXHIBIT B

                                   SeraCare, Inc.
                             BORROWING BASE CERTIFICATE

     To: Brown Brothers Harriman & Co. and State Street Bank and Trust Company (collectively the "Lenders") under a certain Revolving Credit, Term Loan and Security Agreement dated as of December ___, 1998 (the "Loan Agreement"), by and among the Lenders: Brown Brothers Harriman & Co. as Administrative Agent for the Lenders; SeraCare, Inc. (the "Borrower"); Avre Incorporated; Binary Associates, Inc.; SeraCare Acquisitions, Inc.; BHM Labs, Inc.; SeraCare Technology, Inc.; The Western States Group, Inc. and American Plasma, Inc.

     Terms used in this certificate shall have the same meaning as ascribed thereto in the Loan Agreement.

     The undersigned officers of the Borrower certify that the information furnished herein as of _______________ 1998 is true and correct and that as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default, under the Loan Agreement has occurred.

     COMPUTATION OF BORROWING BASE
     -----------------------------

(a)  Accounts Receivable(*) of SeraCare Biologics division
     (excluding Accounts Receivable from Grifois, S.A.)
     excluding invoices over 90 days from invoice date        __________________

(b)  Accounts Receivable(*) of The Western States Group, Inc.
     excluding invoices over 90 days from invoice date        __________________

(c)  Accounts Receivable(*) of Consolidated Technologies, Inc.
     excluding invoices over 90 days from invoice date        __________________

(d)  Accounts Receivable(*) from Grifois S.A.
     excluding invoices over 90 days from invoice date        __________________

(e)  Other Accounts Receivable(*)
     excluding invoices over 90 days from invoice date        __________________

(f)  Sub Total (total of (a), (b), (c), (d) and (e)           __________________

(g)  Foreign Accounts Receivable included in (f) that
     are not due from Grifois or not backed by a letter
     of credit                                                __________________

(h)  Amount in (g) less 25% of the amount in (f), but
     not less than $0.                                        __________________

(i)  Qualifying Accounts Receivable ( = (f) minus (h))        __________________

(j)  Qualifying Accounts Receivable Times 75%                 __________________

(k)  Lessor of Inventory times 50% or $7,500,000              __________________

(l)  Total of (j) plus (k)                                    __________________

(m)  Maximum Revolving Loan Amount                            __________________

(n)  Net Amount Available (lessor of (l) or (k)               ==================

(*) ACCOUNTS RECEIVABLE SHALL EXCLUDE: amounts for which an offset, charge or lien has been asserted; amounts for debtors who are insolvent, bankrupt or have been turned over for collection.

VALUE OF CERTAIN INVENTORIES
----------------------------
BHM Labs -- Ft Smith Arkansas                                 ___________
American Plasma, Inc. -- Canal Street, Houston Texas          ___________
American Plasma, Inc. -- West Bellfort, Houston Texas         ___________
American Plasma, Inc. -- South Shaver, South Houston Texas    ___________


By ______________________________________            Date________________
   Authorized Signer

                                      EXHIBIT C

                           COVENANT COMPLIANCE CERTIFICATE

     The undersigned hereby certifies to Brown Brothers Harriman & Co. ("Brown Brothers"), in connection with that certain Revolving Credit, Term Loan and Security Agreement, dated as of ____________, 1998 (the "Loan Agreement") among Brown Brothers, State Street Bank and Trust Company, Brown Brothers Harriman & Co. as Administrative Agent, SeraCare, Inc. ("SeraCare"), Avre Incorporated ("Avre"), Binary Associates, Inc. ("Binary"), SeraCare Acquisitions, Inc. ("Acquisitions"), BHM Labs, Inc. ("BHM"), SeraCare Technology, Inc. ("Technology"), The Western States Group, Inc. ("Western"), and American Plasma, Inc. (and along with SeraCare, Avre, Binary, Acquisitions, BHM Technology and Western, each an "Obligor" and collectively the "Obligors"), that the undersigned is the duly elected and acting _____________ of SeraCare, Inc., a California corporation, and that, as of the date hereof, (i) each Obligor is in full and complete compliance with each of the affirmative covenants set forth in Section 6 of the Loan Agreement and with each of the negative covenants set forth in Section 7 of the Loan Agreement, and (ii) there are no existing uncured Events of Default under Section 8 of the Loan Agreement.

     WITNESS my hand and seal as of ______________________, 1998.



                                          _________________________________

                                 SCHEDULE 5.2


SERACARE, INC. - a Delaware corporation
               Parent Company

100% owned subsidiaries:


               AVRE, INC. - a Nevada corporation
               Acquired October 1993
               Owns and operates plasma collection centers.

               BINARY ASSOCIATES, INC. - a Colorado corporation
               Acquired October 1993
               Owns and operates plasma collection centers.

               BHM LABS, INC. - an Arkansas corporation
               Acquired July 1996
               Owns and operates plasma collection center.

               SERACARE ACQUISITIONS, INC. - a Nevada corporation
               Established in June 1996

               SERACARE TECHNOLOGY, INC. - a Nevada corporation
               Established in January 1998
               DBA: Consolidated Technologies

               WESTERN STATES GROUP, INC. - a California corporation Acquired in February 1998

               AMERICAN PLASMA, INC. - a Texas corporation
               Acquired in September 1998

                                 SCHEDULE 5.4



TITLE TO REAL AND PERSONAL PROPERTY:

EXCEPTIONS TO GOOD AND CLEAR TITLE:

1. In the November 29, 1997 American Plasma acquisition, SeraCare acquired three properties located in Salt Lake City, Utah; South Bend, Indiana and Kalamazoo, Michigan. O'Melveny & Myers LLP has been working on the title transfer which has not yet been accomplished. There is a mortgage on the Salt Lake City location which is listed on SCHEDULE 5.4a. There is a carryover title issue relating to a prior owner which is in the process of being clarified and which has caused the delay.

2. Each of the plasma collection centers has Haemonetics Plasmapheresis machines which are used during the plasma collection process. None of these machines are owned. Such machines are provided by Haemonetics on a "Loaned" basis and are Loaned conditional upon the company purchasing "softgoods" used by the machines during the collection process for Haemonetics.

3. Please refer to SCHEDULES 5.4a and 5.4b which are hereby incorporated herein by such reference.

                                 SCHEDULE 5.4(a)


1.   Mortgage:

Salt Lake City
606 W. North Temple
Salt Lake City, UT 84116

Mortgage held by:
Zions First National Bank
P.O. Box 25822
Salt Lake City, UT 84125
Loan Number: 1094408-9004

2. Certain of the Collateral located at American Plasma, Inc.'s facilities is subject to the following liens:

               - A UCC 1 financing statement secures Alpha Therapeutic Corporation's interest in the plasma softgood setups and supplies for use at the following donor center locations:

                         Beaumont, TX; Case Grande, AZ; Houston, TX (4 locations); Longview, TX.

               - A UCC 1 financing statement secures Jerry J. Moore Investments' interest in all property placed in the demised premises at 3316 # 1 South Shaver, South Houston, TX 77504.

               - A UCC 1 financial statement secures Weingarten Realty Investors' interest in all property placed in the leased premises at 8550 West Bellfort, Houston, TX 77071.

               - A UCC 1 financing statement secures Weingarten Realty Investors' interest in all property placed in the leased premises at 8542 West Bellfort, Houston, TX 77071.

               - A UCC 1 financing statement secures Samuel H. Summer's interest (as assigned from Plasmalab Donor Centers, Inc.) in certain of the assets of American Plasma Services, L.P. American Plasma, Inc. is the successor to American Plasma Services, L.P.

               - American Plasma Services, L.P. has granted a security interest in certain of its collateral to Nathaniel Summer, pursuant to that certain Security Agreement, dated June 10, 1996, by and between American Plasma Services, L.P. and Nathaniel Summer. American Plasma, Inc. is the successor to American Plasma Services, L.P.

               - American Plasma Services, L.P. has granted a security interest in certain of its collateral to Plasmalab Donor Centers, Inc., pursuant to that certain Security

                    Agreement, dated April 23, 1996, by and between American Plasma Services, L.P. and Plasmalab Donor Centers, Inc. American Plasma, Inc. is the successor to American Plasma Services, L.P.

3. Each of the leases for the following facilities contain contractual provisions providing the lessor therein with a security interest in all of the property of American Plasma, Inc. located at the respective facility:

               - 2219 Canal Street, Houston, Texas 77003 -- Walter A. Smith Paving Contractor (Lessor)

               - 1223 West 43rd Street, Houston, Texas 77018 -- Shocen, Ltd. (Lessor)

               - 2209 Calder Avenue, Beaumont, Texas 77702 -- Ardmore Addition (Lessor)

               -    1725 High Street, Longview, Texas 75602 -- Naseep Thomas
                    (Lessor)

4. Pecks Management Partners Ltd. has a security interest in all of the property and assets of SeraCare and/or its subsidiaries. This security interest is subordinate to any and all bank debt of SeraCare and/or its subsidiaries.

5. SeraCare, Inc. has pledged all of the assets of BHM Labs, Inc. to the holders of certain of SeraCare, Inc.'s preferred stock. In connection with such pledge, such holders also have possession of the certificates representing all of the outstanding capital stock of BHM Labs, Inc.

                                  SCHEDULE 5.4b


PERSONAL PROPERTY LEASES:

PLASMA OPERATIONS - No material personal property leases other than copiers.
                  - See attached for facility leases.

WESTERN STATES GROUP, INC. - No material personal leases other than copier.
                           - See attached for facility lease.

AMERICAN PLASMA, INC. - Equipment lease for 12 PCS (plasma collection devices) from Haemonetics Corp. at $3,347.86 per month. No other material personal leases other than copiers.
                      - See attached for facility leases.

CONSOLIDATED TECHNOLOGIES:
Facilities - Teachers Realty Corporation
             Current Amendment Term: Shall end on November 14, 1999
             Renewal Option: One Additional Term of Five Years
             Monthly Rent Currently Paid: 48.6 cents per Sq. Ft. ($9,094.52) Location is the Home Office/Manufacturing Facility in Austin, Texas.

Machinery(*)   BT Finance, Inc.              - Various equipment       $  161.73
               Beckman Instruments           - Various equipment       $1,792.50
               GE Capital                    - Various equipment       $  796.00
               Trinity Capital Corp.         - Various equipment       $2,662.65
               Ionics Ahlfinger Water Co.    - Water purifier          $  100.00
               Abbott Laboratories           - Clinical Chemistry      $8,258.39
               Affiliated Corporate Services, Inc. - Various equipment $1,796.91

               (*)All above (except the Abbott Laboratories lease) are renewable or have buyout provisions

                                  PLASMA OPERATIONS
                            SCHEDULE OF FACILITIES LEASES

CENTER                      LANDLORD           CURRENT MNTHLY. RENT           TERM
-------------------------------------------------------------------------------------------------------

BINARY ASSOCIATES, INC.
-------------------------------------------------------------------------------------------------------
BATON ROUGE, LA     RR Company of America, LLC      $3,500.00         12/1/98 - 11/30/03
                    PO Box 60100                                      with two 5-year options to renew
                    Lafayetta, LA 70596-0100

CLARKESVILLE, TN    Dale Gallinatti                 $4,653.98         12/24/92 - 12/24/2002
                    119 Calle La Mesa                                 with 5-year option to renew
                    Moraga, CA 94556

                    Larry Cary
                    32 Woodridge Drive
                    Colorado Springs, CO 80906

LAS VEGAS, NV       Hy Moss                         $5,200.00         6/1/93 - 5/31/99
                    6971 Monte Rosa                                   with 2-year option to renew
                    Las Vegas, NV 89120

                    610 LLC                         $2,000.00         Month-to-month (terminates
                    860 East Sahara Avenue                            effective 12/31/98)
                    Las Vegas, NV 89104                               Former center used as storage

RENO #1             Wu Investment Co.               $5,000.00         11/1/98 - 10/31/03
                    4829 Geary Blvd.                                  with 5-year option to renew
                    San Francisco, CA 94118

CORPORATE OFFICES   Watt Management Co.             $3,836.25         5/20/96 - 5/20/99
                    1875 Century Park East
                    Suite 1110
                    Los Angeles, CA 90067

AVRE, INC.
-------------------------------------------------------------------------------------------------------
COLORADO SPRINGS    Delta & Bijou Property Mgmt.    $2,370.69         8/1/95 - 7/31/2000
                    2140 Crystal River Drive                          Former center exchanged with
                    Colorado Springs, CO 80915                        Serological, Inc. attempting to
                                                                      sublease

CENTER                      LANDLORD            CURRENT MNTHLY. RENT           TERM
-------------------------------------------------------------------------------------------------------

PHOENIX             Harry Tang                        $2,000.00         6/1/98 - 5/30/03
                    20943 Brand Avenue                                  Two five year renewal options
                    Long Beach, CA 90810
                    (310) 537-6624

WESTERN STATES
GROUP, INC.
-------------------------------------------------------------------------------------------------------

OCEANSIDE, CA       Del Oro Gateway Partners, L.P.    $3,224.32         8/1/98 - 7/31/03
                    1947 Camino Vida Roble, Suite                       One five year renewal option
                    104, Carlsbad, California 92008

SERACARE
TECHNOLOGY, INC.
-------------------------------------------------------------------------------------------------------

AUSTIN, TX          TIAA Realty, Inc.                 $24,658.82        Lease expires 11/14/99
                    C/o Transwestern Property                           One five year renewal option
                    Company
                    901 S. MoPac, Bldg One, Suite 520
                    Austin, TX 78746

BHM LABS, INC.
-------------------------------------------------------------------------------------------------------

FT. SMITH, AR       Gene Wahl                         $1,200.00         1/7/96 - 6/30/2001
                    P.O. Box 2124                                       5 YEARS RENEWAL OPTION.
                    Fort Smith, AR 72902                                Vacant - attempting to sublease
                    (501) 782-3053

                    Simi Biological Resources, Inc.   $1,990.00         5/1/98 - 4/30/03
                    1590 South Ocean Line, Unit 123                     5-year renewal option
                    Ft. Lauderdale, FL 33316

SERACARE
ACQUISITIONS, INC.
-------------------------------------------------------------------------------------------------------

MACON, GA           Thornton Realty Co.               $3,750.00         9/1/96 - 8/31/2001
                    686 Poplar St. Box T                                10 YEARS RENEWAL OPTION
                    Macon, GA 31202
                    (912) 745-1677

TOLEDO, OHIO        Eugene L. Buckland                $1,895.00         10/1/96 - 9/30/2001
                    1717 Green Valley                                   10 YEARS RENEWAL OPTION
                    Toledo, OH 43614
                    (419) 513-9977

CENTER                      LANDLORD            CURRENT MNTHLY. RENT           TERM
-------------------------------------------------------------------------------------------------------
CLEARFIELD, UT      The Kier Corporation              $4,391.25         9/20/96 - 9/20/2006
                    3710 Quincy, Avenue                                 5 YEARS RENEWAL OPTION
                    Ogden, UT 84403

RALEIGH, NC         James Levinson                    $2,500.00         6/1/98 - 5/30/03
                    P.O. Box 117
                    Benson, NC 27504

PASCO, WA           201 Associates                    $2,000-00         9/15/96 - 9/14/2001
                    c/o William Rill                                    5-year renewal option
                    P.O. Box 197                                        Option to Purchase
                    Port Orchard, WA 98366

SAVANAH, GA         Mr. Donald Amerson                $4,500.00         7/1/97 - 6/20/2002
                    P.O. Box 13354                                      10 YEARS RENEWAL OPTION
                    Savannah, GA 31416

POCATELLO, ID       Coldwell Banker Landmark          $1,860.00         7/11/97 - 4/30/2003
                    920 Dean Drive, Suite C
                    Pocatello, ID 83201

BOISE, ID           Larry Stevens                     $3,350.00         8/1/98 - 12/31/03
                    100 North 9th Street, Suite 200                     Two 5-year renewal options
                    Boise, ID 83702

RENO #2             Angelina Capurro                  $2,500.00         Month-to-month
                    5005 Longley Lane
                    Reno, NV 89511

WILMINGTON, DE      Leon N. Weiner & Associates,      $4,904.50         1/26/98 - 1/25/2003
                    Inc.                                                5 YEARS RENEWAL OPTION
                    4 Denny Road
                    Wilmington, DE 19809
                    (302) 764-9430

PORT ARTHUR, TX     Daryl Burke & Adrian Scallan      $3,000.00         7/1/98 - 6/30/03
                    1348 Ninth Avenue                                   Two five year renewal options
                    Port Arthur, Texas

CENTER                      LANDLORD            CURRENT MNTHLY. RENT           TERM
-------------------------------------------------------------------------------------------------------

AMERICAN PLASMA, INC.
-------------------------------------------------------------------------------------------------------
2219 CANAL STREET   Walter A. Smith                   $2,786.43         10/1/94 - 9/30/99
HOUSTON, TX         Paving Contractors
                    2111 Canal
                    Houston, Texas 77003

1223 WEST 43RD      Shocen, Ltd                       $5,192.34         2/1/97 - 1/31/04
STREET              5718 Westheimer, Suite 800
HOUSTON, TX         Houston, Texas 77057

3316 #1, SOUTH      Jerry J. Moore Investments        $6,230.00         11/1/96 - 8/31/07
SHAVER, SOUTH       7880 San Felipe Ste 100
HOUSTON, TX         Houston, Texas 77063

2209 CALDER         Ardmore Addition                  $1,881.00         9/7/96 - 9/6/00
AVENUE              240 Crockett Street
BEAUMONT, TX        Beaumont, Texas 77701

1725 SOUTH HIGH     Mrs. Naseep Thomas                $2,250.00         7/1/98 - 6/30/99
STREET              c/o Thomas A. Sweeny & Assoc.
LONGVIEW, TX        P.O. Box 3172
                    Longview, Texas 75606

8542 W. BELLFORT    Weingarten Realty Investors         $992.58         12/5/97 - 7/31/99
HOUSTON, TX         P.O. Box 924133
                    Houston, Texas 77292-4133

8550 W. BELFFORT    Weingarten Realty Investors       $3,449.00         8/1/98 - 7/31/99
HOUSTON, TX         P.O. Box 924133
                    Houston, Texas 77292-4133

719 SAWDUST ROAD    Gazal Development Corporation     $3,890.00         11/1/96 - 10/31/99
SUITE 205           719 Sawdust Road, Suite 100
SPRING, TX          Spring, Texas 77380

565 SOUTH DOBSON    Dobson Road Partners              $4,973.00         4/1/98 - 3/31/03
ROAD, SUITES 13-16  c/o Hannay Investment Properties
MESA, AZ            4651 East Palomino
                    Phoenix, Arizona 85018

3701 PLAINS BLVD.   Omni Capital Corporation          $2,200.00         9/1/98 - 8/31/00
#21, AMARILLO, TX   1715 West 58th
                    Amarillo, Texas 79110

CENTER                      LANDLORD            CURRENT MNTHLY. RENT           TERM
-------------------------------------------------------------------------------------------------------
417 NORTH           Barnes & Halliburton              $1,312.41         1/1/97 - 12/31/99
FLORENCE STREET     1577 North Pinal Avenue
CASE GRANDE, AZ     Case Grande, Arizona 85222

4014-4020 N. 19TH   Samuel & Jeanie Summer            $4,781.43         4/23/96 - 4/22/06
AVE-, PHOENIX, AZ   6058 E. Evening Glow Dr.
                    Scottsdale, Arizona 85262

12734 WOODFOREST    Vezcor, Inc.                      $4,271.25         11/1/95 - 10/31/00
BOULEVARD           c/o Tarantino Properties, Inc.
HOUSTON, TX         7887 San Felipe #237
                    Houston, Texas 77063

                                 SCHEDULE 5.7


1. American Plasma Services, L.P. has granted a security interest in certain of its collateral to Plasmalab Donor Centers, Inc., pursuant to that certain Security Agreement, dated April 23, 1996, by and between American Plasma Services, L.P. and Plasmalab Donor Centers. Inc. (the "PLASMALAB SECURITY AGREEMENT"). American Plasma, Inc. is the successor to American Plasma Services, L.P. Sections 1, 2 and 3 of the Plasmalab Security Agreement prohibit and/or require the prior consent of Plasmalab Donor Centers, Inc. (which consent shall not be unreasonably withheld) before granting additional security interests (or authorizing, executing or filing financing, statements with respect to such additional security interests) in the collateral which is subject to the Plasmalab Security Agreement.

2. American Plasma Services, L.P. has granted a security interest in certain of its collateral to Nathaniel Summer, pursuant to that certain Security Agreement, dated June 10, 1996, by and between American Plasma Services, L.P. and Nathaniel Summer (the "SUMMER SECURITY AGREEMENT"). American Plasma, Inc. is the successor to American Plasma Services, L.P. Sections 1, 2 and 3 of the Summer Security Agreement prohibit and/or require the prior consent of Nathaniel Summer (which consent shall not be unreasonably withheld) before granting additional security interests (or authorizing, executing or filing financing statements with respect to such additional security interests) in the collateral which is subject to the Summer Security Agreement.

               Except as disclosed in Items 1 and 2 to this SCHEDULE 5.7, there is no provision in any indenture, contract or agreement to which any Obligor is a party which prohibits the execution, delivery or performance of the Loan Documents. However, the contracts and agreements set forth on Schedule 5.4(a) provide for liens and encumbrances on certain of the Collateral, as set forth on such Schedule.

                                 SCHEDULE 5.8

1. SeraCare Acquisitions. Inc. does not currently have a FDA license for its Toledo. Ohio or Pasco, Washington facilities. Both facilities are currently operating under a reference number pending the issuance of the FDA license for each entity.

1. SeraCare Acquisitions. Inc. does not currently have QPP certification for its Port Arthur, Texas or Savanah, Georgia facilities. SeraCare Acquisitions, Inc. is in the process of obtaining such certification for both such facilities, however, six months of operations are required before a facility can receive QPP certification.

                                 SCHEDULE 5.12

TITLE TO COLLATERAL

1.  SCHEDULES 5.4, 5.4a and 5.4b are incorporated herein by reference.

          - Following the grant of a security interest in the Collateral to the Lender as contemplated by the Loan Documents, the Borrower will be required to grant to Pecks Management Partners, Ltd., as agent for the holders of the Borrower's 12% Senior Subordinated Debentures due 2005, a security interest in the Borrower's and each other Obligor's assets.

2.  See Item 5 of SCHEDULE 5.4(a) which is incorporated herein by reference.

                                  SCHEDULE 5.13

                              LOCATION OF COLLATERAL

See Item 5 of Schedule 5.4(a) which is incorporated herein by reference.

LOCATION

SERACARE, INC.

CORPORATE OFFICES (this is also the location of the corporate records of each of Avre, Inc., BHM Labs, Inc., Binary Associates, Inc. and SeraCare Acquisitions, Inc.)
1925 Century Park East
Suite 1970
Los Angeles, CA 90067

BINARY ASSOCIATES, INC.

LAS VEGAS
611 N. Las Vegas Blvd.
Las Vegas, NV 89101

CLARKESVILLE
1174 Ft. Campbell Blvd.
Clarkesville, TN 37042

RENO #1
513 E. 2nd Street
Reno, NV 89502

BATON ROUGE
4226 Plank Road
Baton Rouge, Louisiana 70805

BHM LABS, INC.

FORT SMITH
910 N. 32nd Street
Ft. Smith, AR 72903

AVRE, INC.

PHOENIX
3529 McDowell
Phoenix, AZ 85029

SERACARE ACQUISITIONS, INC.

CLEARFIELD
375 South State
Clearfield, UT 84015

RALEIGH
1 Maiden Lane
Raleigh, NC 27607

MACON
542 First Street
Macon, GA 31201

PASCO
745 W. Court Street
Pasco, WA 99301

TOLEDO
2540 Dorr Street
Toledo, OH 43607

POCATELLO
425 E. Center Street
Pocatello, ID 83706

SALT LAKE CITY
606 W. North Temple
Salt Lake City, UT 84116

RENO #2
785 E. 2nd Street
Reno, NV 89502

SOUTH BEND
515 Lincoln Way Street
South Bend, IN 46601

BOISE
4017 Overland
Boise, ID 83705

KALAMAZOO
705 North Park Street
Kalamazoo, MI 49007

SAVANAH
8805 White Bluff Road
Suite G, H & J
Savanah, GA 31406

WILMINGTON
Adams Four Shopping Center
4th & Adams Streets
Wilmington, DE 19801

PORT ARTHUR
1348 9th Avenue
Port Arthur, Texas 77642

SERACARE TECHNOLOGY, INC.

2170 Woodward Street
Austin, TX 78744

WESTERN STATES GROUP, INC.

1935 Avenida del Oro
Suite F
Oceanside, CA 92056

AMERICAN PLASMA, INC.

CANAL STREET
2219 Canal Street
Houston, Texas 77003

WEST 43RD
1223 West 43rd Street
Houston, Texas 77018

SOUTH SHAVER
3316 #1, South Shaver
South Houston, Texas 77504

CALDER AVENUE
2209 Calder Avenue
Beaumont, Texas 77702

SOUTH HIGH STREET
1725 South High Street
Longview, Texas 75602

8542 W. BELLFORT
8542 W. Belfort
Houston, Texas 77071

8550 W. BELLFORT
8550 W. Belfort
Houston, Texas 77071

SAWDUST ROAD
719 Sawdust Road, Suite 205
Spring, Texas 77380

SOUTH DOBSON ROAD
565 South Dobson Road
Suites 13-16
Mesa, Arizona 85202

PLAINS BLVD.
3701 Plains Blvd.
#21 Amarillo, Texas 79102

NORTH FLORENCE STREET
417 North Florence Street
Case Grande, Arizona 85222

N. 19TH AVE.
4014-4020 N. 19th Ave.
Phoenix, Arizona 85015

WOODFOREST BOULEVARD
12734 Woodforest Boulevard
Houston, Texas 77015

PUBLIC WAREHOUSE (USED BY SERACARE ACQUISITIONS, INC., THE WESTERN STATES GROUP, INC., BINARY ASSOCIATES, INC., AVRE, INC. AND BHM LABS, INC.):

AMERICAN COLD STORAGE
Louisville Division
607 Industry Road
Louisville, KY 40201-2287

                                  SCHEDULE 5.17

            On June 29, 1998, SeraCare, Inc. filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the Securities and Exchange Commission.

                                  SCHEDULE 5.21

            SeraCare, Inc. has an application pending with the U.S. Patent and Trademark Office for a trademark to the name "SeraCare" and design.


                                        19